EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    We have issued our report dated April 15, 2008 accompanying the consolidated financial statements of KNBT Bancorp,Inc. and subsidiaries for the year ended December 31, 2007 which is included in this National Penn Bancshares Inc. Form 8-K/A.  We hereby consent to use of the aforementioned report in the Form 8-K/A of National Penn Bancshares, Inc. and the incorporation by reference of the aforementioned report in Forms S-3 (File No. 333-146617, effective October 10, 2007; File No. 333-146423, effective October 1, 2007 as amended on November 5, 2007; File No. 333-139599, effective December 22, 2006; File No. 333-88536, effective May 17, 2002 as amended on December 29, 2006; File No. 333-87549, effective September 22, 1999 as amended on May 17, 2002; File No. 333-04729, effective May 30, 1996, as amended on September 22, 1999; File No. 033-86094, effective November 7, 1994, as amended May 5, 1996) and on Forms S-8 (File No. 333-149274, effective February 15, 2008; File No. 333-148598, effective January 10, 2008; File No. 333-131620, effective February 2, 2006; File No. 333-125086, effective May 5, 2005; File No 333-116767, effective June 23, 2004; File No. 333-11375, File No. 333-11376 and File No. 333-11377, effective December 19, 2003; File No. 333-103616 and File No. 333-103617 effective March 5, 2003; File No. 333-75730, effective December 21, 2001 as amended January 7, 2002, File No. 333-60096, effective May 3, 2001, File No. 333-54520 and File No. 333-54556, effective on January 29, 2001; File No 333-71391, effective January 29, 1999; File No. 333-27101, File No. 333-27103, and File No. 333-27059, effective May 14, 1997; File No. 33-91630, effective April 27, 1995; File No. 33-87654, effective December 22, 1994 of National Penn Bancshares, Inc.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
April 15, 2008

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